                                                                   Exhibit 10.13

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release, dated as of May 24, 2001 (this "Agreement"), is between CNET Networks Inc., a Delaware corporation, with a business address at 150 Chestnut Street, San Francisco, California 94111 ("CNET"), and deltathree, Inc., a Delaware corporation, with a business address at 75 Broad Street, New York, NY 10004 ("Delta Three").

         Delta Three and CNET are parties to that certain CNET Promotion Agreement, dated as of September 22, 1999 (as amended by the First Amendment, dated June 5, 2000, the "Promotion Agreement"), pursuant to which the Delta Three agreed to provide its PC-to-telephone connection product and related services to users of the CNET Sites (as such term is defined in the Promotion Agreement), and CNET agreed to provide various promotional opportunities to Delta Three. All capitalized terms without definition herein shall have the meaning ascribed to them in the Marketing Agreement.

         Delta Three was required to pay CNET a total of $11,000,000 for the Promotions to be run on the CNET Sites.

         The parties now wish to resolve any and all actual and potential disputes between them regarding the Marketing Agreement, and therefore agree as follows:

         1.       SETTLEMENT

                  (a) PAYMENT BY DELTA THREE. Within two business days of the date hereof, Delta Three shall deliver by wire transfer of immediately available funds to the account set forth on Exhibit A hereto, an amount equal to $1,750,000 in full satisfaction of any and all obligations, whether actual or alleged of Delta Three to CNET under the Promotion Agreement. In the event that Delta Three fails to pay such amount within two business days of the date hereof, CNET shall be entitled to pursue all of its rights and remedies available to it under the Promotion Agreement and to seek payment for all amounts that accrued to CNET under the Promotion Agreement.

                  (b) MEDIA PLACEMENTS. Subject to Delta Three delivering the payment described in paragraph 1(a), CNET shall provide Delta Three with media placements on the CNET Sites valued at $250,000 (at a 30% discount of standard rate card rates) for Delta Three's products and services. Such media placements shall appear on the CNET Sites in such locations as determined by Delta Three, subject to availability, prior to June 30, 2001, and in accordance with an insertion order to be executed by Delta Three and delivered to CNET on or before June 1, 2001. If Delta Three fails to deliver the payment in paragraph 1(a) or fails to execute the insertion order and deliver it to CNET on or before June 1, 2001, CNET shall not be obligated to provide the media placements to Delta Three as described hereunder.

                  (c) CNET AD BUY. Subject to Delta Three delivering the payment described in paragraph 1(a) and such payment not being set aside for any reason, CNET agrees to purchase $250,000 worth of advertising on the Delta Three Site (at a 30% discount of Delta Three's standard rate card rates) during the third quarter of calendar year 2001. Payment for such advertising shall be in accordance with Delta Three's standard terms and conditions.

         2. MUTUAL RELEASES OF ALL CLAIMS. CNET and Delta Three release and discharge one another and each of their respective affiliated, subsidiary, and parent corporations, successors, assigns, officers, directors, partners, employees, agents, servants, representatives, and attorneys, and each of them, from any and all claims, debts, and causes of action of whatsoever kind and nature whether known or unknown, arising out of, or in connection with anything whatsoever done, omitted, or suffered to be done prior to the date of this instrument, based on, arising out of, or in connection with the actual or potential claims asserted in, arising out of, relating in any way to, the Promotion Agreement.

         The release set forth herein extends to all rights of each releasor under Section 1542 of the California Civil

Code and any similar law in any state or territory of the United States, which are hereby expressly waived by each party hereto.

         Section 1542 of the Civil Code of the State of California reads as follows:

                           "A general release does not extend to claims which
                  the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Each of the parties to this Agreement waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California. Each party understands that the facts in respect of which the release made in this Agreement is given may hereafter turn out to be other than or different from the facts in that connection now known or believed by each party to be true; and each party hereby accepts and assumes the risk of the facts turning out to be different and agrees that this Agreement shall be and remain in all respects effective and not subject to termination or rescission by virtue of any such difference in facts.

         Each of the parties hereby acknowledges and agrees that nothing contained in this Agreement shall release or discharge any of them from any claims arising out of the rights, duties and obligations assumed under this Agreement, any violation of the surviving provisions of the Promotion Agreement that arises after the effective date of this Agreement, or any CNET claim arising from its capacity as a Delta Three shareholder.

         DELTA THREE HEREBY ACKNOWLEDGES AND AGREES THAT THE RELEASE AND DISCHARGE OF DELTA THREE IS SPECIFICALLY CONTINGENT UPON CNET'S RECEIPT OF THE PAYMENT SET FORTH IN PARAGRAPH 1(A) ABOVE AND THE PAYMENT NOT BEING SET ASIDE FOR ANY REASON INCLUDING AS A TRANSFER VOIDABLE UNDER TITLE 11 OF THE UNITED STATES CODE. In the event that CNET does not receive the payment in paragraph 1(a) or such payment is set aside, the release of Delta Three set forth in this paragraph 2 shall be null and void and CNET shall have the right to pursue all rights and remedies available under the Promotion Agreement and seek payment for all amounts accrued to CNET under the Promotion Agreement.

         3. NO PRIOR ASSIGNMENT OF CLAIMS. Each party represents that it has not heretofore assigned or transferred, or purported to assign or transfer any claim or right as against another party to any other person not a party hereto and is fully entitled to compromise and settle same. Each of the parties to this Agreement further agrees to indemnify and hold harmless any other party from and against any claim, debt, liability, demand, obligation, costs, expanse, damages, action, or cause of action, including reasonable attorney's fees and costs incurred, arising out of, or in connection with any such assignment or transfer by him.

         4. NEW YORK LAW. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of New York.

         5. NO OTHER REPRESENTATIONS. Each party acknowledges that, except as herein expressly set forth, no representations of any kind or character have been made to it by the other party, or by any of the other party's agents, representatives, or attorneys, to induce the execution of this Agreement.

         6. OWN COUNSEL. Each party acknowledges that it has been had an opportunity to be represented by counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement.

         7. NO ADMISSIONS. Each party acknowledges that this Agreement effects the settlement of claims which are denied and contested by the other party, and that nothing contained herein shall be construed as an admission of liability by or on behalf of either party, by whom liability is expressly denied.

         8. COVENANT NOT TO SUE. Each party agrees that it will forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the other party, based on, arising out of, or in connection with any claim, debt, liability, demand, obligation, cost, expenses, action or cause of action that is released and discharged by reason of this Agreement.

         9. COUNTERPARTS. This Agreement may be executed in separate counterparts and shall become effective when such separate counterparts have been exchanged between all of the parties.

         10. HEADINGS. Section headings are for convenience only and are not a Part of this Agreement.

         11. ATTORNEY'S FEE. The parties agree that each party shall bear their own attorney's fees and costs arising from the preparation of this Agreement and performing all acts necessary to implement this Agreement. However, should any action be brought to enforce the terms or provisions of this Agreement, the prevailing party therein shall be entitled to an award of reasonable attorney's fees and costs incurred thereby.

         12. ENTIRETY OF AGREEMENT. The foregoing (including Exhibit A which is incorporated herein by reference) constitutes the entire Agreement among the parties hereto with respect to the subject matter hereof and may not be modified except in a writing signed by all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement and Release to be duly executed as of the day and year first above written.


CNET NETWORKS, INC.                            DELTATHREE, INC.


By:                                            By:
    -------------------------------                -----------------------------
    Name:                                          Name:
    Title:                                         Title:

                                    EXHIBIT A

                                WIRE INSTRUCTIONS


BANK:            Wells Fargo Bank
                 420 Montgomery St.
                 SF, CA 94104

ABA NUMBER:      121000248

ACCOUNT NAME:    CNET Networks

ACCOUNT NUMBER:  4950044842